Exhibit 99.1

Point Therapeutics Reports Third Quarter 2003 Financial Results

    BOSTON--(BUSINESS WIRE)--Nov. 3, 2003--Point Therapeutics, Inc. (OTC BB: POTP) today reported financial results for the fiscal quarter ended September 30, 2003. Point reported a net loss of $1,908,000, or $0.21 per share, in the third quarter of 2003, compared with a net loss of $2,217,000, or $0.24 per share, in the third quarter of 2002.
    Point achieved the following important milestones in the third quarter:

    -- received subscription agreements to sell $11,200,000 of Point's Common Stock (the financing closed on October 3,
        2003),

    -- completed the Phase 1 chemotherapy-induced neutropenia clinical study, and

    -- fully enrolled the first dosing cohort in the on-going Phase 1 PT-100/Rituxan(R) clinical study.

    "I am very pleased with the progress the Company has made this past quarter," said Don Kiepert, President and CEO of Point Therapeutics. "PT-100 is continuing to gain recognition as an important new potential therapeutic agent in oncology and hematopoietic disorders. In the third quarter, the Company achieved several financial and scientific milestones. An important achievement was our recent financing, which gives us the financial resources necessary to support our clinical program as currently envisioned through the end of 2004. With respect to our clinical programs, the Phase 1 PT-100/Rituxan(R) clinical study is proceeding on schedule with the first dosing cohort fully enrolled. We expect that this study will be completed in the first quarter of 2004. We also are in the process of designing a Phase 2 PT-100/chemotherapy clinical study to evaluate both PT-100's anti-tumor and hematopoietic effects. This study is currently expected to begin by the end of the first quarter of 2004."
    Research and development expenses decreased to $1,418,000 in the third quarter of 2003, from $1,507,000 in the third quarter of 2002, primarily due to reduced costs for Point's preclinical programs offset in part by increased internal and external costs related to Point's clinical program. General and administrative expenses decreased to $501,000 in the third quarter of 2003 from $760,000 in the third quarter of 2002 primarily due to the one-time expense incurred by the hiring of a consulting group to assist Point in developing an optimal commercialization strategy for PT-100 in the third quarter of 2002.
    Point reported a net loss of $5,406,000, or $0.58 per share, for the first nine months of 2003, compared with a net loss of $5,468,000, or $0.62 per share, for the first nine months of 2002. During the first nine months of 2003, Point recorded license revenue in the amount of $96,000 for royalties payable to Point as successor to HMSR following the merger with HMSR in March 2002. Research and development expenses increased to $4,047,000 for the first nine months of 2003, from $3,654,000 for the first nine months of 2002 primarily due to increased internal and external costs incurred related to Point's current clinical program, offset somewhat by a decrease in external preclinical program costs as compared to the first nine months of 2002. General and administrative expenses decreased to $1,509,000 for the first nine months of 2003, from $1,958,000 for the first nine months of 2002 due to the costs incurred by the merger with HMSR, which occurred in the first quarter of 2002, and the hiring of a consulting group in the third quarter of 2002.
    Point's cash and investment balance as of September 30, 2003 was $6,253,000. Interest income was $11,000 in the third quarter of 2003 compared to $50,000 in the third quarter of 2002. Interest income was $53,000 for the first nine months of 2003 compared to $144,000 for the first nine months of 2002. The decrease in interest income was principally due to lower interest rates and a lower average cash balance in 2003 compared to the same period in 2002.

    ABOUT POINT THERAPEUTICS, INC.:

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of cancerous tumors and certain hematopoietic disorders. Point's lead product candidate, PT-100, has the potential to inhibit the growth of certain cancerous tumors. Point has initiated a Phase 1/2 human clinical study to test the safety and efficacy of PT-100 in combination with Rituxan(R) in patients with hematologic malignancies, such as non-Hodgkin's lymphoma and chronic lymphocytic leukemia. Point is also developing PT-100 as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments.

   Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of the Company to (i) successfully develop products, (ii) obtain the necessary governmental approvals,
(iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and from time to time in the Company's other reports filed with the Securities and Exchange Commission.


                       POINT THERAPEUTICS, INC.
                     (a Development Stage Company)

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)
                                                           Period from
                                                          September 3,
                                                               1996
                                                            (date of
                                                            inception)
                                                              through
               Three months ended      Nine months ended     September
                  September  30,          September  30,        30,
                 2003        2002        2003        2002      2003
REVENUES
  License
   revenue        $-          $-       $96,150        $-    $5,096,150
  Sponsored
   research
   revenue         -           -           -           -     2,400,000
     Total
      revenues     -           -        96,150         -     7,496,150


OPERATING EXPENSES
  Research and
   development  1,417,852 1,506,621   4,046,692  3,654,465  21,410,002
  General and
   admin-
   istrative      501,187   759,787   1,508,518  1,957,671   9,179,326
     Total
      operating
      expenses  1,919,039 2,266,408   5,555,210  5,612,136  30,589,328

Net loss from
 operations   (1,919,039)(2,266,408)(5,459,060)(5,612,136)(23,093,178)


Interest income   11,069     49,845     53,378    144,359      960,558
Interest expense   -           -           -           -      (82,652)

Net loss $(1,907,970)$(2,216,563)$(5,405,682)$(5,467,777)$(22,215,272)

Basic and diluted
 net loss per
 common share     $(0.21)    $(0.24)    $(0.58)   $(0.62)

Basis and diluted
 weighted average
 common shares
 outstanding   9,275,755   9,275,755  9,275,755  8,770,587

                       POINT THERAPEUTICS, INC.
                     (a Development Stage Company)

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)


                                            September 30, December 31,
                                                 2003         2002
ASSETS
Cash, cash equivalents and marketable
 securities                                   $6,253,363  $12,005,495
Property and equipment, net                      217,789      273,385
Other assets                                     600,492      273,694

Total assets                                  $7,071,644  $12,552,574



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                            1,284,309   $1,400,303
Other liabilities                                 52,367       57,055
Total stockholders' equity                     5,734,968   11,095,216

Total liabilities and stockholders' equity    $7,071,644  $12,552,574

    CONTACT: Point Therapeutics, Inc.
             Richard N. Small, 617-933-2130
             or
             Investor Relations:
             The Trout Group
             Ritu Baral, 212-477-9007 ext. 25